SUB-ITEM 77-D -
Policies with Respect
to Security Investments


UNANIMOUS CONSENT OF
THE BOARD DIRECTORS/TRUSTEES
OF THE
FEDERATED FUNDS
(Refer to Exhibit A for a
listing of the applicable
Funds)

AUTHORIZATION:

The undersigned, being the
Board of Directors/Trustees
the Federated Funds (the "Funds"),
hereby consent in accordance
with the laws of the Commonwealth
of Massachusetts, the
Declarations of Trust and the
Bylaws (for Massachusetts Business
Trusts), or in accordance with
Title 2-408, Subsection (c),
Corporations and Associations,
Annotated Code of Maryland, as
amended, and Article II,
Section 14 of the Bylaws of the
Funds (for Maryland Corporations),
or
in accordance with the laws of
the State of Delaware, Article II,
Section 2.6 of the Agreement
and Declaration of Trust and
Article III, Section 5 of the
Bylaws (for Delaware Business Trusts),
or in accordance with the relevant
provisions of the laws of the
State of Delaware, and Article
IV, Section 1 of the Agreement
of Limited Partnership, and Article
III, Section 4 of the Bylaws
of the Partnership (for Delaware
Business Partnerships), to the
adoption of the following
resolution with the same effect
as though it had been adopted at a
meeting of the Board of the
Funds:

RESOLVED,	that the Board
hereby approves amendments to the
following
policy and procedure: Proxy Voting
Policies and
Procedures pursuant to, and in
compliance with,
Rule 38a-1 under the 1940 Act, as
amended, as discussed
and presented in the attached
memorandum and filed with
the records of the Funds, based on
a finding by the Board
that the policy and procedure is
reasonably designed to
prevent violation of the Federal
Securities Laws by the
Funds and each named service
provider.
WITNESS the due execution
hereof this 24th day of June, 2010.

/s/ John F. Donahue
 John F. Donahue

/s/ Peter E. Madden
Peter E. Madden
/s/ John T. Conroy, Jr.
John T. Conroy, Jr.

/s/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.
/s/ Nicholas P. Constantakis
Nicholas P. Constantakis

/s/ R. James Nicholson
R. James Nicholson
/s/ John F. Cunningham
John F. Cunningham

/s/ Thomas M. O'Neill
Thomas M. O'Neill
/s/ J. Christopher Donahue
J. Christopher Donahue

/s/ John S. Walsh
John S. Walsh
/s/ Maureen Lally-Green
Maureen Lally-Green

/s/ James F. Will
James F. Will




Attachment A
Amended Proxy Voting
Policies and Procedures
Conflicts of Interest;
Recordkeeping and Reporting
Business Unit/Division:
Investment Management
....
CONFLICTS OF INTEREST
A significant business
relationship between the
Advisers and a company involved
with a proxy vote may give
rise to an apparent or actual
conflict of interest. For
purposes of these Policies and
Procedures, a company with a
"significant business
relationship with the
Advisers" includes: (a) any
company for which an Adviser
manages any investments of
the company, any plan
sponsored by the company or
any affiliated person of
the company, (b) any
investment company for which an
Adviser acts as an investment
adviser and any affiliated
person of such an
investment company and (c)
any company that has another
form of significant
business relationship with
an affiliated person of the
Adviser. A company that is a
proponent, opponent or the
subject of a proxy vote, and
which to the knowledge of
the Committee has a significant
business relationship with the
Advisers, is referred
to as an "Interested Company."
The terms "affiliated person"
and "investment
adviser" shall be interpreted
according to the definitions
provided by Section 2(a)
of the Investment Company Act
of 1940, as amended, except
that a company shall
not be treated as an "affiliated
person" based solely on
ownership or control of its
outstanding voting securities by
any company, plan, investment
company or other
entity or person for which an
Adviser manages any investments.
In order to avoid concerns that
the conflicting interests of the
Advisers have
influenced proxy votes, the
Advisers will take the following
steps:

1.	Any employee of the
Advisers who is contacted by an
Interested Company
regarding proxies to be voted
by the Advisers shall refer the
Interested
Company to a member of the
Committee. Any such employee
shall inform
the Interested Company that
the Committee has exclusive
authority to
determine how the Adviser will
exercise its voting discretion.
2.	Any Committee member
contacted by an Interested
Company shall report it
to the full Committee and provide
a written summary of the communication.
Under no circumstances will
the Committee or any member
of the
Committee make a commitment to
an Interested Company regarding the
voting of proxies or disclose
to an Interested Company how
the Committee
has directed such proxies to
be voted.
3.	If the Standard Voting
Instructions already provide
specific direction on the
proposal regarding which the
Interested Company contacted
the Committee,
the Committee shall not alter
or amend such directions. If
the Standard
Voting Instructions require
further direction from the
Committee, the
Committee shall provide such
direction in accordance with
the Proxy
Policies, without regard for
the interests of the Advisers
with respect to the
Interested Company.
4.	If the Committee
provides any direction as
to the voting of proxies
relating to
a proposal affecting an
Interested Company, the
Committee shall disclose to
the clients (or, in the case
of an investment company,
its Board of Directors
or Trustees) on behalf of
whom proxies were cast:
*	That the Advisers
have a significant business
relationship with the
Interested Company;
*	The proposals
regarding which proxies were
cast;
*	Any material
communications between the
Advisers and the
Interested Company regarding
the proposal; and
*	Whether the Advisers
voted for or against the
proposal (or abstained
from voting) and the reasons
for its decision.
5.	Unless otherwise
directed by the client (or
in the case of an investment
company, its Board of Directors
or Trustees) that holds shares
of another
investment company for which an
Adviser acts as an investment
adviser, the
Committee will vote the
client's proxies in the same
proportion as the votes
cast by shareholders who are
not clients of the Advisers
at any shareholders
meeting called by such
investment company.

In lieu of following steps 3
and 4, the Adviser may seek
direction from the client
(or, in the case
of an investment company,
its Board of Directors or
Trustees) on how a proposal(s)
concerning
an Interested Company shall
be voted.  In seeking such
direction, the Adviser will
disclose the
nature of its significant
business relationship which
has caused the company to be
considered an
Interested Company.  The
Adviser may also provide a
recommendation to the client
(or in the
case of an investment company,
its Board of Directors or
Trustees) on how the proposal(s)
should
be voted and the basis for
its recommendation.  Such
recommendation may be
contrary to the
direction provided in the
Standard Voting Instructions.
The Adviser shall follow the
direction of
the client (or in the case of
an investment company, its
Board of Directors or Trustees)
on the
proposal(s) in which it has
sought direction.

The Proxy Voting Committee must
receive guidance from counsel
if any relationship between the
Adviser and any portfolio
company in which an investment
company client holds 10% or
more of
the portfolio company's voting
securities at the time of
the vote ("Downstream Affiliate"),
other
than such ownership of securities
by the portfolio company,
gives rise to an actual conflict
of
interest.  The Proxy Voting
Committee would be required to
address any such conflicts issues
with the Executive Committee of
the Board prior to the Proxy
Voting Committee taking any
action on the proxy at issue.

....
Recordkeeping and Reporting
....
In addition to any other
reports required hereunder,
the Committee shall submit a
report to the Board of
Directors or Trustees of any
investment company client,
as applicable, at the next
meeting of such Board
of Directors or Trustees
after which the Committee
has voted contrary to the
Proxy Voting Guidelines on
a proposal affecting any
Downstream Affiliate.  The
report shall include:
*	The reason why the
company is a Downstream Affiliate;
*	The proposal(s)
regarding which proxies were cast;
*	Any material
communications between the
Adviser and the Downstream Affiliate
regarding the proposal(s); and
*	The reason for the
Adviser's decision to vote
contrary to the proxy voting
guidelines.